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                                                                    EXHIBIT 99.1


                                                                    NEWS RELEASE

[CHESAPEAKE LOGO]

                                      [CHESAPEAKE ENERGY CORPORATION LETTERHEAD]

FOR IMMEDIATE RELEASE
APRIL 6, 2001

                                         CONTACTS:
MARC ROWLAND                                                      TOM PRICE, JR.
EXECUTIVE VICE PRESIDENT                                   SENIOR VICE PRESIDENT
AND CHIEF FINANCIAL OFFICER                                CORPORATE DEVELOPMENT
(405) 879-9232                                                    (405) 879-9257
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                      CHESAPEAKE ENERGY CORPORATION CLOSES
                       $800 MILLION SENIOR NOTES OFFERING;
                               CALLS SENIOR NOTES

REDEMPTION CALL INCLUDES ALL:

CHESAPEAKE ENERGY $500 MILLION 9-5/8% SENIOR NOTES DUE 2005

CHESAPEAKE ENERGY $120 MILLION 9-1/8% SENIOR NOTES DUE 2006

GOTHIC PRODUCTION CORPORATION $202.5 MILLION 11-1/8% SENIOR SECURED NOTES DUE
2005

REDEMPTION DATE SET FOR MAY 7, 2001

OKLAHOMA CITY, OKLAHOMA, APRIL 6, 2001 - Chesapeake Energy Corporation (NYSE:CHK) today announced that it has closed its offering of $800 million 8-1/8% Senior Notes due 2011. As a result, Chesapeake has called for redemption on May 7, 2001 all of its outstanding $500 million principal amount of 9-5/8% Senior Notes due 2005 and $120 million principal amount of 9-1/8% Senior Notes due 2006. Gothic Production Corporation, a Chesapeake subsidiary, also called all of its outstanding $202.5 million principal amount of 11-1/8% Senior Secured Notes due 2005.

Chesapeake will redeem on May 7, 2001 all of its outstanding 9-5/8% Senior Notes due 2005, at a per $1,000 Note redemption price equal to the Make-Whole Price of $1,092.86 plus accrued and unpaid interest to the redemption date.

Chesapeake will also redeem on May 7, 2001 all of its outstanding 9-1/8% Senior Notes due 2006, at a per $1,000 Note redemption price equal to $1,045.625 plus accrued and unpaid interest to the redemption date.



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Gothic Production Corporation will redeem on May 7, 2001 all of its outstanding
11-1/8% Senior Secured Notes due 2005, at a per $1,000 Note redemption price equal to the Make-Whole Price of $1,114.27 plus accrued and unpaid interest to the redemption date.

By issuing the new senior notes at an 8-1/8% coupon rate, Chesapeake anticipates annual cash interest savings of $15 million annually, or $0.06 per share and $0.09 per mcfe of expected 2001 production. The new offering and announced redemptions will significantly extend the average maturity of its senior note debt to 9.2 years from 4.9 years. Chesapeake's only remaining senior note maturity during the next 10 years is its $150 million 7-7/8% Senior Notes due 2004.

Although redeeming the $823 million in senior notes will require payment of aggregate make-whole and redemption premiums estimated at $75 million, the significant cash interest savings of $15 million per year will more than offset the initial costs over the life of the new notes. However, one negative impact from the redemptions will be a one-time after-tax charge in the second quarter of 2001 of approximately $44 million, or $0.28 per share.

The new notes offered by Chesapeake were not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The information in this release includes certain forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. Those statements, and Chesapeake Energy Corporation's business and prospects, are subject to a number of risks, including production variances from expectations, uncertainties about estimates of reserves, volatility of oil and gas prices, the need to develop and replace reserves, the substantial capital expenditures required to fund operations, environmental risks, drilling and operating risks, risks related to exploratory and developmental drilling, competition, government regulation, and the ability of the company to implement its business strategy. These and other risks are described in the company's documents and reports that are available from the United States Securities and Exchange Commission, including those discussed under Risk Factors in the report filed on Form 10-K for the year ended December 31, 2000.

Chesapeake Energy Corporation is among the 10 largest independent natural gas producers in the U.S. Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and producing property acquisitions in the Mid-Continent region of the United States. The company's Internet address is www.chkenergy.com.